Exhibit 99.1

KILROY
REALTY
CORPORATION

# Q3 2015 Supplemental Financial Report

viacom

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2014, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of September 30, 2015, the Company’s stabilized portfolio consisted of 101 office buildings, which encompassed an aggregate of 13.1 million rentable square feet and was 95.6% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Jolie Hunt		Robert Paratte	Executive VP, Leasing and Business Development
Scott S. Ingraham		Tyler H. Rose	Executive VP and CFO
Gary R. Stevenson		Heidi R. Roth	Executive VP, CAO and Controller
Peter B. Stoneberg		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
BMO Capital Markets Corp.		KeyBanc Capital Markets
John P. Kim	(212) 885-4115	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Credit Suisse		Robert W. Baird & Co.
Ian Weissman	(212) 538-6889	David B. Rodgers	(216) 737-7341
D. A. Davidson		Stifel, Nicolaus & Company
Barry Oxford	(212) 240-9871	John W. Guinee III	(443) 224-1307
Deutsche Bank Securities, Inc.		UBS Investment Research
Vincent Chao	(212) 250-6799	Ross T. Nussbaum	(212) 713-2484
Evercore ISI		Wells Fargo
Steve Sakwa	(212) 446-9462	Brendan Maiorana	(443) 263-6516
Green Street Advisors
Jed Reagan	(949) 640-8780

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

•  FFO per share of $0.77

• Net income available to common stockholders per share of $1.09; includes gains on sales of operating properties of $0.85

• Revenues of $141.6 million

• Same Store cash net operating income (“NOI”) decreased 2.5%; adjusted for a $5.7 million lease termination payment in September 2014 cash NOI increased 5.4%

• Same Store GAAP NOI increased 1.6%; adjusted for $1.5 million lease termination fee income in the third quarter of 2014 GAAP NOI increased 3.6%

• FFO Guidance range for 2015 is $3.36 to $3.40 per share with a midpoint of $3.38 per share compared to the 2Q 2015 range of $3.30 to $3.40 per share with a midpoint of $3.35 per share

• Stabilized portfolio was 95.6% occupied and 97.2% leased at quarter-end

•  386,342 square feet of leases commenced in the stabilized portfolio

• 385,026 square feet of leases executed in the stabilized portfolio

Capital Markets Highlights	Strategic Highlights

• Completed the sale of $249.6 million of common stock equity through a registered direct placement

• Issued $400.0 million of 10-year senior unsecured notes at 4.375% due October 2025 in an underwritten public offering

• In October, re-paid at par, two secured mortgages totaling approximately $90.1 million

• As of the date of this report, no outstanding balance on the line of credit and approximately $430.0 million of unrestricted cash on hand

• Completed the acquisition of a fully entitled, 3.3 acre development site located at 100 Hooper Street in San Francisco, CA for approximately $78.0 million in cash

• Completed the sale of six office properties in San Diego, CA for gross proceeds of approximately $163.0 million

• Delivered the 100% leased office component of the historic buildings at the Columbia Square mixed-use development project in Hollywood, CA

• In October, completed and delivered the first of two buildings encompassing 226,000 rentable square feet at the Company’s Crossing/900 project in Redwood City, CA. Both buildings are fully leased to Box, Inc.

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2015 (1)	6/30/2015 (1)	3/31/2015 (1)	12/31/2014 (1)	9/30/2014 (1)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$141,553	$146,227	$146,082	$142,628	$131,082
Lease Termination Fees, net (2)	—	179	9	459	1,737
Net Operating Income	101,920	106,071	107,635	104,041	92,543
Acquisition-related Expenses	4	265	128	211	431
Capitalized Interest and Debt Costs	14,567	12,323	10,871	11,229	13,328
Net Income Available to Common Stockholders	101,446	54,188	39,874	27,540	15,669
EBITDA (3)	90,423	93,684	112,367	91,458	80,965
Funds From Operations (3)(4)(5)	73,588	74,819	91,532	69,817	60,399
Funds Available for Distribution (4)(5)	48,325	44,987	61,277	26,187	37,667
Net Income Available to Common Stockholders per common share – diluted (5)	$1.09	$0.61	$0.45	$0.32	$0.18
Funds From Operations per common share – diluted (5)	$0.77	$0.82	$1.01	$0.78	$0.69
Dividends per common share (5)	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	72.0%	72.5%	73.7%	72.9%	70.6%
Interest Coverage Ratio	3.4x	3.5x	4.1x	3.3x	3.0x
Fixed Charge Coverage Ratio	3.0x	3.1x	3.6x	2.9x	2.6x
FFO Payout Ratio	44.7%	42.2%	34.3%	44.1%	49.4%
FAD Payout Ratio	68.1%	70.2%	51.3%	117.7%	79.2%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,354,042	$6,109,184	$5,985,469	$6,057,932	$5,751,097
Total Assets (6)	6,353,392	5,686,925	5,725,480	5,633,736	5,487,464
CAPITALIZATION:
Total Debt	$2,657,688	$2,360,252	$2,426,550	$2,465,022	$2,424,033
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	6,125,596	6,056,849	6,841,936	6,082,572	5,063,838
Total Market Capitalization	8,983,284	8,617,101	9,468,486	8,747,594	7,687,871
Total Debt / Total Market Capitalization	29.6%	27.4%	25.6%	28.2%	31.5%
Total Debt and Preferred / Total Market Capitalization	31.8%	29.8%	27.8%	30.4%	34.1%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $78.5 million and $31.4 million gains on sales of depreciable operating properties for the three months ended September 30, 2015 and June 30, 2015, respectively, a $17.3 million gain on sale of land for the three months ended March 31, 2015, and gains on dispositions of discontinued operations of $11.5 million and $5.6 million for the three months ended December 31, 2014 and September 30, 2014, respectively.

(2)	Lease termination fees are presented net of accelerated amortization of deferred rent receivables.

(3)	EBITDA and Funds From Operations for the three months ended March 31, 2015 include a $17.3 million gain on sale of land.

(4)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(5)	Reported amounts are attributable to common stockholders and common unitholders.

(6)	Total assets as of June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

High Price	$73.45	$77.92	$78.86	$71.47	$63.96
Low Price	$63.41	$67.15	$70.48	$58.73	$58.03
Closing Price	$65.16	$67.15	$76.17	$69.07	$59.44

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)(2)	92,220	88,406	88,031	86,260	83,388
Closing common partnership units (in 000’s) (1)	1,788	1,793	1,793	1,804	1,804
	94,008	90,199	89,824	88,064	85,192

________________________

(1)	As of the end of the period.

(2)	In July 2015, the Company completed the sale of 3,773,766 shares through a registered direct equity placement.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
ASSETS:
Land and improvements	$850,280	$839,072	$838,927	$877,633	$757,036
Buildings and improvements	4,028,044	3,906,860	3,880,883	4,059,639	3,882,015
Undeveloped land and construction in progress	1,475,718	1,363,252	1,265,659	1,120,660	1,112,046
Total real estate assets held for investment	6,354,042	6,109,184	5,985,469	6,057,932	5,751,097
Accumulated depreciation and amortization	(999,557)	(960,816)	(921,279)	(947,664)	(912,623)
Total real estate assets held for investment, net	5,354,485	5,148,368	5,064,190	5,110,268	4,838,474

Real estate assets and other assets held for sale, net	—	81,699	190,751	8,211	49,815
Cash and cash equivalents	567,940	28,142	50,181	23,781	200,431
Restricted cash	8,130	7,462	8,287	75,185	17,487
Marketable securities	12,638	13,803	13,337	11,971	12,076
Current receivables, net	11,533	8,956	8,122	7,229	6,443
Deferred rent receivables, net	183,352	176,493	168,581	156,416	139,910
Deferred leasing costs and acquisition-related intangible assets, net	173,457	174,387	182,251	201,926	183,057
Deferred financing costs, net	18,709	16,324	17,346	18,374	19,373
Prepaid expenses and other assets, net	23,148	31,291	22,434	20,375	20,398
TOTAL ASSETS	$6,353,392	$5,686,925	$5,725,480	$5,633,736	$5,487,464
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$475,923	$479,368	$516,725	$546,292	$549,896
Exchangeable senior notes, net	—	—	—	—	135,049
Unsecured debt, net	2,181,382	1,783,438	1,783,280	1,783,121	1,743,962
Unsecured line of credit	—	100,000	130,000	140,000	—
Accounts payable, accrued expenses and other liabilities	249,980	199,005	217,352	225,830	243,602
Accrued distributions	34,993	33,670	33,532	32,899	31,897
Deferred revenue and acquisition-related intangible liabilities, net	127,473	123,819	128,730	132,239	114,504
Rents received in advance and tenant security deposits	46,579	47,434	46,887	49,363	45,086
Liabilities of real estate assets held for sale	—	7,086	9,768	56	3,099
Total liabilities	3,116,330	2,773,820	2,866,274	2,909,800	2,867,095
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	922	884	880	863	834
Additional paid-in capital	3,042,330	2,791,226	2,761,176	2,635,900	2,530,282
Distributions in excess of earnings	(62,850)	(131,569)	(154,355)	(162,964)	(159,799)
Total stockholders’ equity	3,172,813	2,852,952	2,800,112	2,666,210	2,563,728
Noncontrolling Interests
Common units of the Operating Partnership	57,913	54,088	53,232	51,864	51,419
Noncontrolling interest in consolidated subsidiary	6,336	6,065	5,862	5,862	5,222
Total noncontrolling interests	64,249	60,153	59,094	57,726	56,641
Total equity	3,237,062	2,913,105	2,859,206	2,723,936	2,620,369
TOTAL LIABILITIES AND EQUITY	$6,353,392	$5,686,925	$5,725,480	$5,633,736	$5,487,464

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Rental income	$129,510	$115,221	$391,892	$338,911
Tenant reimbursements	11,681	11,346	40,280	33,399
Other property income	362	2,457	1,690	7,650
Total revenues	141,553	129,024	433,862	379,960
EXPENSES
Property expenses	26,684	25,801	78,264	75,448
Real estate taxes	12,087	11,008	37,232	32,728
Provision for bad debts	—	58	289	58
Ground leases	862	771	2,451	2,306
General and administrative expenses	10,799	11,138	36,200	33,806
Acquisition-related expenses	4	431	397	1,268
Depreciation and amortization	49,422	50,032	152,567	148,647
Total expenses	99,858	99,239	307,400	294,261
OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	(694)	(9)	177	587
Interest expense	(12,819)	(16,608)	(44,561)	(49,880)
Total other (expenses) income	(13,513)	(16,617)	(44,384)	(49,293)
INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	28,182	13,168	82,078	36,406
Gain on sale of land	—	—	17,268	3,490
Gains on sales of depreciable operating properties	78,522	—	109,950	—
INCOME FROM CONTINUING OPERATIONS	106,704	13,168	209,296	39,896
DISCONTINUED OPERATIONS: (1)
Income from discontinued operations	—	548	—	2,091
Gains on dispositions of discontinued operations	—	5,587	—	110,391
Total income from discontinued operations	—	6,135	—	112,482
NET INCOME	106,704	19,303	209,296	152,378
Net income attributable to noncontrolling common units of the Operating Partnership	(1,945)	(321)	(3,850)	(3,011)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	104,759	18,982	205,446	149,367
Preferred dividends	(3,313)	(3,313)	(9,938)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$101,446	$15,669	$195,508	$139,429
Weighted average common shares outstanding – basic	92,150	83,161	89,077	82,525
Weighted average common shares outstanding – diluted	92,639	85,110	89,593	84,623
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$1.10	$0.18	$2.18	$1.67
Net income available to common stockholders per share – diluted	$1.09	$0.18	$2.17	$1.63

________________________

(1)
Effective January 1, 2015, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2014-08, which changed the criteria for reporting discontinued operations. As a result operating properties held for sale and dispositions of depreciable operating properties will no longer be reported as discontinued operations.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$101,446	$15,669	$195,508	$139,429
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,945	321	3,850	3,011
Depreciation and amortization of real estate assets	48,719	49,996	150,531	148,878
Gains on sales of depreciable real estate	(78,522)	(5,587)	(109,950)	(110,391)
Funds From Operations (2)(3)	$73,588	$60,399	$239,939	$180,927
Weighted average common shares/units outstanding – basic (4)	95,097	86,189	92,048	85,555
Weighted average common shares/units outstanding – diluted (4)	95,586	88,138	92,564	87,653
FFO per common share/unit – basic (2)	$0.77	$0.70	$2.61	$2.11
FFO per common share/unit – diluted (2)	$0.77	$0.69	$2.59	$2.06
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$73,588	$60,399	$239,939	$180,927
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(17,014)	(20,074)	(45,332)	(52,247)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,653)	(2,678)	(9,957)	(7,695)
Net effect of straight-line rents	(6,956)	(7,452)	(35,288)	(15,245)
Amortization of net below market rents (6)	(1,740)	(1,766)	(6,769)	(6,216)
Amortization of deferred financing costs and net debt discount/premium (7)	163	1,276	276	2,897
Noncash amortization of share-based compensation awards	3,622	3,372	11,272	8,817
Other lease related adjustments, net (8)	315	4,590	448	2,169
Funds Available for Distribution (1)	$48,325	$37,667	$154,589	$113,407

________________________

(1)	See pages 28 and 29 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.7 million and $2.7 million for the three months ended September 30, 2015 and 2014, respectively, and $10.0 million and $7.7 million for the nine months ended September 30, 2015 and 2014, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes the non-cash amortization of the debt discount on the Company's exchangeable senior notes, which were repaid in November 2014, for the three and nine months ended September 30, 2014.

(8)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Total Same Store Portfolio
Number of properties	90	90		90	90
Square Feet	11,285,022	11,285,022		11,285,022	11,285,022
Percent of Stabilized Portfolio	86.5%	83.7%		86.5%	83.7%
Average Occupancy	95.2%	94.8%		95.5%	94.8%
Operating Revenues:
Rental income	$107,438	$101,893	5.4%	$320,015	$304,158	5.2%
Tenant reimbursements	8,346	10,101	(17.4)%	30,222	30,356	(0.4)%
Other property income	358	2,456	(85.4)%	1,683	7,475	(77.5)%
Total operating revenues (2)	116,142	114,450	1.5%	351,920	341,989	2.9%
Operating Expenses:
Property expenses (3)	24,733	24,000	3.1%	71,375	70,270	1.6%
Real estate taxes	9,093	9,530	(4.6)%	28,331	28,563	(0.8)%
Provision for bad debts	—	(43)	100.0%	440	(46)	1,056.5%
Ground leases	862	771	11.8%	2,451	2,306	6.3%
Total operating expenses	34,688	34,258	1.3%	102,597	101,093	1.5%
GAAP Net Operating Income	$81,454	$80,192	1.6%	$249,323	$240,896	3.5%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Total operating revenues	$108,080	$109,565	(1.4)%	$323,805	$319,841	1.2%
Total operating expenses	34,709	34,323	1.1	102,220	101,203	1.0%
Cash Net Operating Income	$73,371	$75,242	(2.5)%	$221,585	$218,638	1.3%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of September 30, 2015.

(2)	Total operating revenues for the three and nine months ended September 30, 2014 includes $1.6 million and $4.4 million, respectively, related to a net lease termination fee.

(3)	Property expenses for the nine months ended September 30, 2015 and 2014 include $0.7 million and $1.7 million related to cash paid for nonrecurring legal fees, respectively.

(4)	Please refer to page 32 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	9/30/2015	6/30/2015	9/30/2015
Los Angeles and Ventura Counties
101 Corridor	4	1.4%	2.3%	306,324	84.3%	97.4%	89.7%
El Segundo	5	6.4%	8.4%	1,090,525	99.2%	98.9%	99.2%
Hollywood	1	2.0%	2.5%	324,617	96.7%	96.4%	97.3%
Long Beach	7	3.6%	7.3%	946,857	89.5%	91.2%	92.2%
West Los Angeles	10	5.6%	6.4%	837,191	95.3%	94.4%	95.6%
Total Los Angeles and Ventura Counties	27	19.0%	26.9%	3,505,514	94.1%	95.4%	95.4%

Total Orange County	1	1.9%	2.1%	271,556	95.7%	98.1%	95.7%

San Diego County
Del Mar	17	14.0%	13.4%	1,743,613	97.1%	96.9%	97.3%
I-15 Corridor	5	4.3%	4.1%	540,854	95.3%	98.1%	95.3%
Mission Valley	4	1.3%	2.2%	290,586	95.7%	82.3%	95.7%
Point Loma	1	0.3%	0.8%	103,900	67.4%	67.4%	100.0%
Sorrento Mesa	9	3.6%	4.5%	591,186	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.4%	47,846	100.0%	100.0%	100.0%
Total San Diego County	37	23.7%	25.4%	3,317,985	96.3%	95.5%	97.4%

San Francisco Bay Area
Menlo Park	7	3.5%	2.9%	378,358	100.0%	100.0%	100.0%
Mountain View	3	5.0%	3.3%	428,060	100.0%	100.0%	100.0%
San Francisco	6	20.4%	16.5%	2,153,114	94.3%	97.3%	97.4%
Sunnyvale	8	8.9%	7.1%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	24	37.8%	29.8%	3,889,753	96.8%	98.5%	98.6%

Greater Seattle
Bellevue	2	7.8%	6.9%	905,225	92.0%	97.5%	98.3%
Kirkland	4	1.7%	2.1%	279,924	86.3%	86.3%	86.3%
Lake Union	6	8.1%	6.8%	880,990	100.0%	100.0%	100.0%
Total Greater Seattle	12	17.6%	15.8%	2,066,139	94.7%	97.0%	97.4%

TOTAL STABILIZED PORTFOLIO	101	100.0%	100.0%	13,050,947	95.6%	96.7%	97.2%

Average Occupancy
Quarter-to-Date	Year-to-Date
95.8%	95.9%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	95.7%
24025 Park Sorrento	101 Corridor	108,671	59.9%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	98.7%
999 N. Sepulveda Boulevard	El Segundo	128,592	95.8%
6255 W. Sunset Boulevard	Hollywood	324,617	96.7%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	78.9%
3780 Kilroy Airport Way	Long Beach	219,745	89.2%
3800 Kilroy Airport Way	Long Beach	192,476	85.8%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	90.8%
12100 W. Olympic Boulevard	West Los Angeles	150,167	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,117	100.0%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.8%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,340	95.7%
501 Santa Monica Boulevard	West Los Angeles	73,115	61.6%
Total Los Angeles and Ventura Counties		3,505,514	94.1%

Orange County, California
2211 Michelson Drive	Irvine	271,556	95.7%
Total Orange County		271,556	95.7%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	96.4%
12340 El Camino Real	Del Mar	87,774	88.1%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Center Drive	Del Mar	50,677	100.0%
3611 Valley Center Drive	Del Mar	130,349	100.0%
3661 Valley Center Drive	Del Mar	129,782	89.7%
3721 Valley Center Drive	Del Mar	114,780	79.9%
3811 Valley Center Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	97.5%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	82.0%
2355 Northside Drive	Mission Valley	53,610	100.0%
2365 Northside Drive	Mission Valley	96,437	87.1%
2375 Northside Drive	Mission Valley	51,516	100.0%
2385 Northside Drive	Mission Valley	89,023	100.0%
2305 Historic Decatur Road	Point Loma	103,900	67.4%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,846	100.0%
Total San Diego County		3,317,985	96.3%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
303 Second Street	San Francisco	740,047	94.9%
100 First Street	San Francisco	467,095	91.3%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	346,538	87.1%
301 Brannan Street	San Francisco	74,430	100.0%
360 Third Street	San Francisco	429,996	100.0%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		3,889,753	96.8%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	89.8%
10900 NE 4th Street	Bellevue	416,755	94.7%
10210 NE Points Drive	Kirkland	84,641	94.4%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	82.2%
3933 Lake Washington Blvd NE	Kirkland	46,450	65.5%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	94.7%

TOTAL		13,050,947	95.6%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	25	14	252,216	134,126	$41.66	40.1%	26.9%	26.7%	73
Year to Date	64	50	697,212	390,114	43.33	32.4%	21.0%	40.4%	71

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	21	14	250,900	134,126	$43.29	53.0%	39.2%	74
Year to Date (4)	61	50	640,248	394,763	42.12	36.3%	25.4%	68

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and nine months ended September 30, 2015, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and nine months ended September 30, 2015, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended September 30, 2015, 11 new leases totaling 188,268 square feet were signed but not commenced as of September 30, 2015.

(4)	During the nine months ended September 30, 2015, 15 new leases totaling 236,987 square feet were signed but not commenced as of September 30, 2015.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2015	Q3 2015	Q2 2015	Q1 2015
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$7,641	$2,832	$2,821	$1,988

Tenant Improvements & Leasing Commissions (1)	2,959	218	77	2,664

Total	$10,600	$3,050	$2,898	$4,652

	Total 2015	Q3 2015	Q2 2015	Q1 2015
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$9,968	$4,580	$3,318	$2,070

Tenant Improvements & Leasing Commissions (1)	35,364	12,434	15,398	7,532

Total	$45,332	$17,014	$18,716	$9,602

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015	19	276,227	2.3%	$8,016	1.8%	$29.02
2016	92	786,793	6.5%	24,647	5.3%	31.33
2017	108	1,786,634	14.6%	62,059	13.4%	34.74
2018	75	1,355,837	11.1%	54,481	11.8%	40.18
2019	84	1,502,427	12.3%	54,718	11.8%	36.42
2020	87	1,867,302	15.3%	68,886	14.9%	36.89
2021	42	825,254	6.8%	35,901	7.7%	43.50
2022	16	382,065	3.1%	16,257	3.5%	42.55
2023	16	505,496	4.1%	23,790	5.1%	47.06
2024	17	513,689	4.2%	18,624	4.0%	36.26
2025 and beyond	26	2,407,458	19.7%	96,068	20.7%	39.90
Total (1)	582	12,209,182	100.0%	$463,447	100.0%	$37.96

________________________

(1)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of September 30, 2015.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2015	Los Angeles	11	47,881	0.4%	$1,768	0.4%	$36.92
	Orange County	—	—	—%	—	—%	—
	San Diego	4	168,072	1.4%	4,886	1.1%	29.07
	San Francisco Bay Area	1	10,283	0.1%	386	0.1%	37.54
	Greater Seattle	3	49,991	0.4%	976	0.2%	19.52
	Total	19	276,227	2.3%	$8,016	1.8%	$29.02

2016	Los Angeles	55	316,968	2.6%	$10,832	2.3%	$34.17
	Orange County	3	19,995	0.2%	756	0.2%	37.81
	San Diego	16	265,307	2.2%	5,595	1.2%	21.09
	San Francisco Bay Area	9	118,232	1.0%	5,708	1.2%	48.28
	Greater Seattle	9	66,291	0.5%	1,756	0.4%	26.49
	Total	92	786,793	6.5%	$24,647	5.3%	$31.33

2017	Los Angeles	54	463,073	3.8%	$15,675	3.4%	$33.85
	Orange County	8	61,840	0.5%	2,526	0.5%	40.85
	San Diego	16	715,894	5.8%	22,664	4.9%	31.66
	San Francisco Bay Area	18	277,849	2.3%	12,771	2.8%	45.96
	Greater Seattle	12	267,978	2.2%	8,423	1.8%	31.43
	Total	108	1,786,634	14.6%	$62,059	13.4%	$34.74

2018	Los Angeles	35	177,094	1.5%	$5,709	1.2%	$32.24
	Orange County	3	18,263	0.1%	639	0.2%	34.99
	San Diego	11	509,828	4.2%	21,794	4.7%	42.75
	San Francisco Bay Area	13	298,712	2.4%	15,165	3.3%	50.77
	Greater Seattle	13	351,940	2.9%	11,174	2.4%	31.75
	Total	75	1,355,837	11.1%	$54,481	11.8%	$40.18

2019	Los Angeles	28	434,615	3.5%	$14,061	3.0%	$32.35
	Orange County	6	77,922	0.6%	3,234	0.7%	41.50
	San Diego	14	216,946	1.8%	7,622	1.7%	35.13
	San Francisco Bay Area	19	582,035	4.8%	23,826	5.1%	40.94
	Greater Seattle	17	190,909	1.6%	5,975	1.3%	31.30
	Total	84	1,502,427	12.3%	$54,718	11.8%	$36.42

2020 and Beyond	Los Angeles	74	1,708,555	14.0%	$58,885	12.7%	$34.46
	Orange County	8	78,596	0.6%	2,559	0.5%	32.56
	San Diego	38	1,282,619	10.5%	49,720	10.7%	38.76
	San Francisco Bay Area	48	2,415,474	19.8%	112,523	24.3%	46.58
	Greater Seattle	36	1,016,020	8.3%	35,839	7.7%	35.27
	Total	204	6,501,264	53.2%	$259,526	55.9%	$39.92

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2015 and 2016
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015:
Q4 2015	19	276,227	2.3%	$8,016	1.8%	$29.02
Total 2015	19	276,227	2.3%	$8,016	1.8%	$29.02

2016:
Q1 2016	23	173,398	1.4%	$5,575	1.2%	$32.15
Q2 2016	18	188,160	1.5%	3,932	0.8%	20.90
Q3 2016	26	211,295	1.7%	6,973	1.5%	33.00
Q4 2016	25	213,940	1.9%	8,167	1.8%	38.17
Total 2016	92	786,793	6.5%	$24,647	5.3%	$31.33

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation (2)	$28,344	663,239	6.1%	5.1%
DIRECTV, LLC	22,467	667,852	4.9%	5.1%
Synopsys, Inc.	15,492	340,913	3.3%	2.6%
Bridgepoint Education, Inc.	15,066	322,342	3.3%	2.5%
Intuit, Inc.	13,489	465,812	2.9%	3.6%
Delta Dental of California	10,313	188,143	2.2%	1.4%
AMN Healthcare, Inc.	9,001	176,075	1.9%	1.3%
Concur Technologies	6,562	183,279	1.4%	1.4%
Scan Group (3)	6,487	201,782	1.4%	1.5%
Group Health Cooperative	6,372	183,422	1.4%	1.4%
Neurocrine Biosciences, Inc.	6,366	140,591	1.4%	1.1%
Institute for Systems Biology	6,207	140,605	1.3%	1.1%
Fish & Richardson, P.C.	6,071	139,547	1.3%	1.1%
Pac-12 Enterprises, LLC	5,603	131,749	1.2%	1.0%
AppDynamics, Inc.	5,435	83,549	1.2%	0.6%

Total Top Fifteen Tenants	$163,275	4,028,900	35.2%	30.8%

________________________

(1)	The information presented is as of September 30, 2015.

(2)	In January 2015, Apple subleased 431,000 square feet of office space from LinkedIn for the remaining term of the lease (approximately twelve years).

(3)	The Company has entered into leases with various affiliates of the tenant.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

2015 Dispositions
($ in millions)

COMPLETED OFFICE PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
15050 NE 36th Street, Redmond, WA	Redmond	April	1	122,103	$51.2
San Diego Properties - Tranche 1 (2)	Sorrento Mesa/UTC	April	3	384,468	95.0

3rd Quarter
San Diego Properties - Tranche 2 (3)	Sorrento Mesa	July	6	539,823	163.0

TOTAL DISPOSITIONS			10	1,046,394	$309.2

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
1st Quarter
17150 Von Karman, Irvine, CA	Irvine	January	8.5	$26.0

2nd Quarter
None

3rd Quarter
None

_____________________

(1)	Represents gross sales price before the impact of commissions, closing costs and for the San Diego Properties, approximately $9.0 million of purchase price credits.

(2)	The San Diego Properties - Tranche 1 includes the following properties: 10770 Wateridge Circle, 6200 Greenwich Drive, and 6220 Greenwich Drive.

(3)
The San Diego Properties - Tranche 2 includes the following properties: 6260 Sequence Drive, 6290 Sequence Drive, 6310 Sequence Drive, 6340 Sequence Drive, 6350 Sequence Drive and 4921 Directors Place.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Development Projects in Lease-up
($ in millions)

LEASE-UP PROJECTS	Location	Start Date	Completion Date	Estimated Stabilization Date	Rentable Square Feet	Total Estimated Investment	Office % Occupied (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
Columbia Square Phase 1 - Historic	Hollywood	2Q 2013	3Q 2015	4Q 2015	108,539	$80.0	100%

TOTAL:					108,539	$80.0	100%

________________________

(1)
Phase 1 is comprised of 95,677 rentable square feet of office space and 12,862 rentable square feet of retail space. The office component was 100% occupied at September 30, 2015 and we expect the retail component will be 100% occupied at the end of the fourth quarter of 2015.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

In-Process, Near-Term and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 9/30/2015 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
350 Mission Street	San Francisco	4Q 2012	3Q 2015	2Q 2016	450,000	$285	$243.2	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	2Q 2016	185,000	105	81.3	100%
Crossing/900 (2)	Redwood City	4Q 2013	4Q 2015	4Q 2015	339,000	190	168.0	100%
The Exchange on 16th (3)	San Francisco	2Q 2015	3Q 2017	3Q 2018	700,000	485	123.7	—%

Los Angeles
Columbia Square Phase 2 - Office	Hollywood	3Q 2013	1Q 2016	1Q 2017	370,000	220	154.8	58%
Columbia Square Residential	Hollywood	3Q 2013	1Q 2016	1Q 2017	205,000	140	99.3	—%

San Diego
The Heights at Del Mar	Del Mar	4Q 2014	4Q 2015	4Q 2016	73,000	45	30.7	—%
TOTAL:					2,322,000	$1,470	$901.0	56%

NEAR-TERM DEVELOPMENT PIPELINE (4):	Location	Potential Start Date (5)	Approx. Developable Square Feet		Total Estimated Investment	Total Costs as of 9/30/2015 (1)

100 Hooper (6)	San Francisco	2016	400,000		$250	$84.0
Academy Project	Hollywood	2016	500,000		300	58.3
333 Dexter (7)	South Lake Union	2016	700,000		375	56.0
One Paseo	Del Mar	2016	TBD		TBD	177.9
TOTAL:						$376.2

FUTURE DEVELOPMENT PIPELINE:

Flower Mart	San Francisco		TBD		TBD	$89.7
9455 Towne Centre Drive (8)	San Diego		150,000		TBD	5.2
Carlsbad Oaks – Lots 4, 5, 7 & 8	Carlsbad		288,000		TBD	18.6
Pacific Corporate Center – Lot 8	Sorrento Mesa		170,000		TBD	13.8
Santa Fe Summit – Phase II and III	56 Corridor		600,000		TBD	78.3
Sorrento Gateway – Lot 2	Sorrento Mesa		80,000		TBD	12.2
TOTAL:						$217.8

________________________

(1)	Represents cash paid and costs incurred as of September 30, 2015.

(2)	In October 2015, the Company completed and delivered the first of the two buildings at the project encompassing 226,000 square feet.

(3)
In the second quarter of 2015, the Company commenced development of the four building complex comprised of 2 six-story buildings and 2 twelve-story buildings for approximately 700,000 gross rentable square feet located in the Mission Bay district of San Francisco.

(4)
Project timing, costs, developable square feet and scope could change materially from estimated data provided due to one of more of the following:  any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new office supply, regulatory and entitlement processes, and project design.

(5)
Potential start dates assume successfully obtaining all entitlements and approvals necessary to commence construction. Actual commencement is subject to extensive consideration of market conditions and economic factors. 100 Hooper is fully-entitled with Proposition M allocation.

(6)
In July 2015, the Company closed on a fully-entitled 3.3 acre site for a total purchase price of approximately $78.0 million in cash and approximately $4.1 million in accrued liabilities and acquisition costs in the south of market area of San Francisco. The Company will develop and own two buildings totaling approximately 400,000 square feet.

(7)	Consists of four adjacent parcels in the South Lake Union submarket of Seattle.

(8)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Capital Structure
As of September 30, 2015
($ in thousands)

	Shares/Units September 30, 2015	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Term Loan Facility (1)		$150,000	1.7%
Unsecured Term Loan		39,000	0.4%
Unsecured Senior Notes due 2015 (2) (3)		325,000	3.6%
Unsecured Senior Notes due 2018 (2)		325,000	3.6%
Unsecured Senior Notes due 2020 (2)		250,000	2.8%
Unsecured Senior Notes due 2023 (2)		300,000	3.3%
Unsecured Senior Notes due 2025 (2)		400,000	4.5%
Unsecured Senior Notes due 2029 (2)		400,000	4.5%
Secured Debt (2) (4)		468,688	5.2%
Total Debt		$2,657,688	29.6%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (5)	4,000,000	$100,000	1.1%
6.375% Series H Cumulative Redeemable Preferred stock (5)	4,000,000	100,000	1.1%
Common limited partnership units outstanding (6)	1,788,170	116,517	1.3%
Shares of common stock outstanding (6)	92,220,367	6,009,079	66.9%
Total Equity and Noncontrolling Interests		$6,325,596	70.4%
TOTAL MARKET CAPITALIZATION		$8,983,284	100.0%

________________________

(1)	There was no outstanding balance on the unsecured line of credit as of September 30, 2015.

(2)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized discounts as of September 30, 2015. The aggregate net unamortized discounts totaled approximately $0.4 million as of September 30, 2015.

(3)	These notes will be repaid at maturity on November 3, 2015.

(4)	In October 2015, re-paid at par, two secured mortgages totaling approximately $90.1 million.

(5)	Value based on $25.00 per share liquidation preference.

(6)	Value based on closing share price of $65.16 as of September 30, 2015.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Debt Analysis
As of September 30, 2015

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	82.4%	4.4%	6.6
Secured Debt	17.6%	5.2%	4.0
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	7.1%	1.4%	3.8
Fixed-Rate Debt	92.9%	4.8%	6.4

Stated Interest Rate		4.6%	6.2

GAAP Effective Rate		4.5%

GAAP Effective Rate Including Debt Issuance Costs		4.7%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of September 30, 2015
Unsecured Credit Facility, Term Loan Facility, and Term Loan (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	31%
Fixed charge coverage ratio	greater than 1.5x	2.4x
Unsecured debt ratio	greater than 1.67x	2.81x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.61x

Unsecured Senior Notes due 2015, 2018, 2020, 2023, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	38%
Interest coverage	greater than 1.5x	6.2x
Secured debt to total asset value	less than 40%	7%
Unencumbered asset pool value to unsecured debt	greater than 150%	274%

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2015	2016	2017	2018	2019	After 2019	Total (1) (2)

Unsecured Debt:
Floating (3)	1.35%	1.35%	7/1/2019					$150,000		$150,000
Floating (3)	1.35%	1.35%	7/1/2019					39,000		39,000
Fixed	5.00%	5.01%	11/3/2015	325,000						325,000
Fixed	4.80%	4.83%	7/15/2018				325,000			325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.43%	4.47%		325,000	—	—	325,000	189,000	1,350,000	2,189,000

Secured Debt:
Fixed (4) (5)	5.23%	3.50%	1/1/2016	233	50,969					51,202
Fixed (4) (5)	5.57%	3.25%	2/11/2016	166	38,694					38,860
Fixed	6.51%	6.51%	2/1/2017	278	1,157	64,406				65,841
Fixed	7.15%	7.15%	5/1/2017	662	2,772	1,215				4,649
Fixed	4.27%	4.27%	2/1/2018	622	2,559	2,671	123,085			128,937
Fixed (4)	6.05%	3.50%	6/1/2019	392	1,626	1,727	1,835	74,479		80,059
Fixed	4.48%	4.48%	7/1/2027	389	1,600	1,673	1,749	1,830	89,502	96,743
Fixed	Various	Various	Various	26	54	56	59	61	2,141	2,397

Total secured debt	5.18%	4.35%		2,768	99,431	71,748	126,728	76,370	91,643	468,688

Total	4.56%	4.45%		$327,768	$99,431	$71,748	$451,728	$265,370	$1,441,643	$2,657,688

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of September 30, 2015. The aggregate net unamortized discounts totaled approximately $0.4 million as of September 30, 2015.

(2)	There was no outstanding balance on the unsecured line of credit as of September 30, 2015.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.150% at September 30, 2015.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

(5)	These mortgage notes payable were re-paid at par in October 2015.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on October 28, 2015 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of September 30, 2015. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted Same Store Cash Net Operating Income	$73,371	$69,587	$221,607	$214,653
Adjustments to 2015 and 2014:
Rental revenues related to a lease termination fee	—	5,655	—	5,655
Nonrecurring property damage legal fees	—	—	(671)	(1,670)
Property expenses related to insurance proceeds	—	—	649	—
Same Store Cash Net Operating Income	$73,371	$75,242	$221,585	$218,638
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	8,062	4,885	28,115	22,148
GAAP Operating Expenses Adjustments, net	21	65	(377)	110
Same Store GAAP Net Operating Income	81,454	80,192	249,323	240,896
Non-Same Store GAAP Net Operating Income	20,466	11,194	66,303	28,524
Net Operating Income excluding discontinued operations	101,920	91,386	315,626	269,420
Net Operating Income from discontinued operations	—	1,157	—	4,054
Net Operating Income, as defined (1)	101,920	92,543	315,626	273,474
Adjustments:
General and administrative expenses	(10,799)	(11,138)	(36,200)	(33,806)
Acquisition-related expenses	(4)	(431)	(397)	(1,268)
Depreciation and amortization (including discontinued operations)	(49,422)	(50,641)	(152,567)	(150,610)
Interest income and other net investment (loss) gain	(694)	(9)	177	587
Interest expense	(12,819)	(16,608)	(44,561)	(49,880)
Gain on sale of land	—	—	17,268	3,490
Gains on sales of depreciable operating properties	78,522	—	109,950	—
Gains on dispositions of discontinued operations	—	5,587	—	110,391
Net Income	106,704	19,303	209,296	152,378
Net income attributable to noncontrolling common units of the Operating Partnership	(1,945)	(321)	(3,850)	(3,011)
Preferred dividends	(3,313)	(3,313)	(9,938)	(9,938)
Net Income Available to Common Stockholders	$101,446	$15,669	$195,508	$139,429

________________________

(1)	Please refer to page 27 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Guidance/Outlook
(unaudited, $ in thousands, except per share amounts)

	Full Year 2015 Range at September 30, 2015		Full Year 2015 Range at June 30, 2015
	Low End	High End	Low End	High End
Net Income Available to Common Stockholders	$219,774	$222,294	$138,693	$146,404
Adjustments:
Noncontrolling interests in earnings of the Operating Partnership	4,257	4,305	2,816	2,973
Depreciation and amortization	199,424	200,588	197,855	199,319
Gains on sales of depreciable real estate	(109,950)	(109,950)	(31,428)	(31,428)
Funds From Operations	$313,505	$317,237	$307,936	$317,268

Weighted average common shares/units outstanding - diluted	93,305	93,305	93,314	93,314

FFO per common share/unit - diluted	$3.36	$3.40	$3.30	$3.40

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended September 30,
	2015	2014
Net Income Available to Common Stockholders	$101,446	$15,669
Interest expense	12,819	16,608
Depreciation and amortization (including discontinued operations)	49,422	50,641
Net income attributable to noncontrolling common units of the Operating Partnership	1,945	321
Gains on sales of depreciable real estate	(78,522)	(5,587)
Preferred dividends	3,313	3,313

EBITDA (1)	$90,423	$80,965

________________________

(1)	Please refer to page 28 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Third Quarter 2015 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Funds Available for Distribution (1)	$48,325	$37,667	$154,589	$113,407
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	17,014	20,074	45,332	52,247
Depreciation for furniture, fixtures and equipment	703	644	2,036	1,731
Preferred dividends	3,313	3,313	9,938	9,938
Provision for uncollectible tenant receivables	—	58	47	58
Net changes in operating assets and liabilities and other adjustments (2)	16,429	28,646	(9,330)	19,883

GAAP Net Cash Provided by Operating Activities	$85,784	$90,402	$202,612	$197,264

________________________

(1)	Please refer to page 29 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.